EXHIBIT 23.1

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Photon Dynamics, Inc. 1995 Stock Option Plan and the Photon Dynamics, Inc. 1995 Employee Stock Purchase Plan of our report dated October 19, 2001 with respect to the consolidated financial statements of Photon Dynamics, Inc. included in the Annual Report on Form 10-K for the year ended September 30, 2001 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Palo Alto, California

June 10, 2002